Exhibit 4.1

Capital Stock Number 6967 Cambridge Bancorp Cambridge Mass Capital Stock Shares Organized under the laws of the commonwealth of Massachusetts See reverse for certain conditions CUSIP 132152 10 9  This certifies that is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF THIE CAPITAL STOCK, PAR VALUE $1.00 PER SHARE,OF. transferable on the books of the Company in person or by duly authorized attorney, upon  surrender of this  Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the transfer agent  and registrar. WITNESS the facsimile seal of the corporation and the facsimile  signatures of its duly authorized officers. Dated: Countersigned and Registered American Stock Transfer Company, LLC. (Brooklyn, NY) By: Transfer Agent and Registrar Authorized Signature.  President and Chief Executive Officer.  Chief Financial Officer. American Bank Note company

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM TEN ENT JT TEN as tenants in common - as tenants by the entireties - as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT -Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State} Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE Shares

of the Capital Stock represented by the within Certificate, and do hereby irrevocably. Attorney to transfer the said stock on the books of the within-named Company with full power of substitution in the premises. SPECIMEN. Dated, SIGNATURE(S) GUARANTEED: NOTICE: THE SIGNATURE(S) MUST BE GUARANTEED BY AN EUGIBLE GUARANTOR INSTITUTION (BANKS. STOCKBROKERS .SAVINGS AND LOAN ASSOCIAT ONS AND CREDIT UNIONS WITH  MEMBERSHIP IN AN  APPROVED S GNATURE GUARANTEE MEDALLION PROGRAM).PURSUANT TO S.E.C. RULE 17Ad-15. The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever